    Exhibit 107.1
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Foghorn Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Foghorn Therapeutics Inc. 2020 Equity Incentive Plan – Common Stock, par value $0.0001 per share	Other – 457(c) and 457(h)	1,651,989 shares(2)	$13.19(3)	$21,781,474.97	$92.70	$2,019.14
Equity	Foghorn Therapeutics Inc. 2020 Employee Stock Purchase Plan – Common Stock, par value $0.0001 per share	Other – 457(c) and 457(h)	412,997 shares(4)	$13.19(3)	$5,445,364.45	$92.70	$504.79
Total Offering Amounts					$27,226,840.41		$2,523.93
Total Fee Offsets							N/A
Net Fee Due							$2,523.93

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)Represents an increase to the number of shares available for issuance under the Registrant’s 2020 Equity Incentive Plan, effective as of January 1, 2022. Shares available for issuance under the 2020 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on January 15, 2021 (Registration No. 333-252119).

(3)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on February 11, 2022, to be $13.63 and $12.74, respectively.

(4)Represents an increase to the number of shares available for issuance under the Registrant’s 2020 Employee Stock Purchase Plan, effective as of January 1, 2022. Shares available for issuance under the ESPP were previously registered on Form S-8 filed with the Securities and Exchange Commission on January 15, 2021 (Registration No. 333-252119).